Exhibit 10.8

           Proprietary Information Agreement (H.G. "Rusty" Thornhill)

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                        PROPRIETARY INFORMATION AGREEMENT

         THIS AGREEMENT ( the "Agreement") is made as of the 21st day of May, 1999, by and between AVALON-BORDEN COMPANIES, INC., a corporation created under the laws of the State of Delaware (hereinafter referred to as "Company"), and H.G. "RUSTY" THORNHILL (hereinafter referred to as "Independent Contractor").

         WHEREAS, pursuant to a separate Technology Purchase Agreement of even date herewith, the Company acquired certain "Technology" (as defined therein) from Independent Contractor and Independent Contractor is to continue development thereof for the Company, such developments, including all design and engineering related thereto by Independent Contractor being referred to herein as the "Work");

         WHEREAS, Independent Contractor will require the use of certain intellectual property of the Company in order to perform the Work;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby covenant, promise and agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

             (a) "Background Rights" shall mean all patents, patent applications, copyrights, trade secrets or other proprietary rights pertaining to the Technology owned by Independent Contractor or under which Independent Contractor has the right to grant licenses, other than Patents and Know-How, which are included in, necessary, useful or utilizable in or with the Work, regardless of when created, conceived or first reduced to practice.

             (b) "Confidential Information" shall mean any and all data and information relating to Company's business (a) of which Independent Contractor becomes aware as a consequence of or through negotiations with or engagement by the Company or any arrangement or relationship with Company; (b) which has value to Company and is not generally know to its competitors; and (c) which is treated by Company as confidential (whether or not such material or information is marked "confidential"). Confidential Information may include, but is not limited to, Proprietary Information and information relating to the financial affairs, products, processes, customers, employees, employees' compensation, research, development, inventions, copyrights, manufacturing, purchasing, accounting, engineering, distribution systems and marketing of Company.

             (c) "Know-How" shall mean all documentation, methods, processes, and information produced or developed by or for Independent Contractor as a result of or related to this Agreement or included in the Work, and all proprietary rights in or based on the foregoing or any portion thereof.

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             (d)  "Patents" shall mean all inventions, improvements and enhancements created, conceived or reduced to practice by or for Independent Contractor as a result of or related to this Agreement or the Work, and all patents and patent applications based on the foregoing or any portion thereof.

             (e) "Proprietary Information" shall mean all the following materials and information (whether or not reduced to writing and whether or not patentable or protectible by copyright) which relate to the Company business and which Independent Contractor receives, has access to, conceives or develops, in whole or in part, as a direct or indirect result of negotiations with or engagement by Company, or through the use of any of Company's facilities or resources:

                  (i) Production process, marketing techniques, mailing lists, purchasing information price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information and other materials and information relating to the manner in which Company does business;

                  (ii) Inventions, discoveries, concepts and ideas, whether or not patentable or protectible by copyright, including, without limitation, the nature and results of research and development activities, technical information on product, or program performance and reliability, processes, formulas, techniques, computer software programs or other computer-related equipment or technology, source codes, object codes, designs, drawings and specifications;

                  (iii) Any other materials or information related to the business or activities of Company which are not generally known to others engaged in similar business or activities; and

                  (iv) All ideas which are derived from or relate to Independent Contractor's access to or knowledge of any of the above enumerated materials and information.

Failure to mark any of the Proprietary Information as confidential shall not affect its status as part of the Proprietary Information under the terms of this Agreement. Proprietary Information may, but does not necessarily, also constitute Confidential Information or Trade Secrets under this Agreement.

             (f) "Trade Secrets" shall mean the whole or any portion of any scientific or technical information, design, process, procedure, formula or improvement which is secret and of value to Company, and may include, but is not limited to, Proprietary Information.

         2. DISCLOSURE OF INFORMATION. Independent Contractor covenants and agrees that Independent Contractor shall not, except with the prior written consent of Company, directly or indirectly, use, divulge, reveal, report, publish, transfer or disclose, for any purpose whatsoever, any Confidential Information or Trade Secrets.

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         3. OWNERSHIP of PROPRIETARY INFORMATION. Independent Contractor hereby assigns to Company all of Independent Contractor's right, title and interest in the Proprietary Information. If any Proprietary Information is deemed in any way to fall within the definition of "work made for hire", as such term is defined in 17 U.S.C. Section 101, such works shall be considered "works made for hire", the copyright of which shall be owned solely, completely and exclusively by Company. If any of the Proprietary Information is considered to be works not included in the categories of works covered by the "work made for hire" definition contained in 17 U.S.C. Section 101, such work shall be owned, assigned or transferred completely and exclusively to Company. Independent Contractor agrees to execute, seal and deliver any instruments or documents and to do all other things reasonably requested by Company (both during and after Independent Contractor's engagement by Company) in order to more fully vest in Company all ownership rights in those items hereby transferred by Independent Contractor to Company. Independent Contractor further agrees to disclose immediately to Company all Proprietary Information conceived or developed in whole or in part by Independent Contractor during the term of Independent Contractor's employment with Company.

         4.  RIGHTS IN DEVELOPMENT

             (a) Independent Contractor hereby grants to Company all rights that Independent Contractor may have in and to the Work and all proprietary rights therein. Know-How and Patents, however, this grant of rights does not include an assignment of Independent Contractor's right to payment from the company for the work.

             (b) Independent Contractor hereby grants to Company a nonexclusive, irrevocable, worldwide, royalty-free, fully paid-up and unlimited right and license, with the right to grant sublicenses to others without accounting to Independent Contractor, in and to the Background Rights to make, have made, use, sell, have sold, lease, and have leased devices, including the Work and to practice any process or method in the manufacture or use thereof.

         5. COMPETITION. Independent Contractor will not seek to compete with the Company in the sale, lease, manufacture or distribution or Products, process or services that utilize the technology or the work.

         6. INJUNCTIVE RELIEF. Independent Contractor understands and agrees that Company will suffer irreparable harm in the event that the Independent Contractor breaches any of the Independent Contractor's obligations under thisAgreement and that monetary damages will be inadequate to compensate Company for such breach. Accordingly, Independent Contractor agrees that, in the event of a breach or threatened breach by Independent Contractor of any of the provisions of this Agreement, Company, in addition to and not in limitation of any other rights, remedies or damages available to Company at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Independent Contractor, or by Independent Contractor's partners, agents, representatives, servants, employers, employees or any other person directly or indirectly acting for or with Independent Contractor.

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         7.  RECORDS. All notes, data, tapes, reference materials, sketches, drawings, memoranda and records in any way relating to any confidential information, Know-How, Patents and Proprietary Information or to the Company's business shall belong exclusively to Company and Independent Contractor agrees to deliver to company all copies of such materials in the Independent Contractor's possession or them under the Independent Contractor's control at the request of the Company or, in the absence of such a request, upon the termination of negotiations for or engagement by Company.

         8. ACCOUNTING FOR PROFITS. Independent Contractor covenants and agrees that if Independent Contractor shall violate any of Independent Contractor's covenants, promises or Agreements under this agreement, Company shall be entitled to an accounting and repayments of all profits, compensations, commissions, remunerations or benefits which Independent Contractor directly or indirectly has realized or may realize as a result of, growing out of or in connection with any such violations. This remedy shall be in addition to an not in limitation of any injunctive relief or other rights or remedies to which company is to or may be entitled at law, in equity or under this agreement.

         9. MISCELLANEOUS. This Agreement may be assigned by the Company and shall be binding upon the successors and assigns of Independent Contractor. This Agreement contains the full, entire and integrated agreement and understanding by and between company and independent contractor with respect to the covenants herein described, and no representations, promises, agreements or understanding, written or oral, not herein contained shall be of any force or effect. Nothing contained in this Agreement shall be deemed or construed to constitute an agreement by Company to employ Independent Contractor for any purpose or to engage the services of independent contractor in any capacity. No change or modification hereof shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any such provision at any other time. The headings and other captions in this Agreement are for convenience and reference only and shall no be used in interpreting, construing or enforcing any of the provisions of this Agreement. The use of any gender herein shall be deemed to be or include the other genders, wherever appropriate.

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         IN WITNESS WHEREOF, Company and Independent Contractor have duly executed this Agreement as of the day and year first above written.


                                            COMPANY:

                                            AVALON-BORDEN COMPANIES, INC.

                                            By: /s/ DAS A. BORDEN
                                                --------------------------------
                                            Title: CEO
                                                  ------------------------------


                                            INDEPENDENT CONTRACTOR:

                                            /s/ H.G. "RUSTY" THORNHILL
                                            ------------------------------------
                                            H.G. "RUSTY" THORNHILL

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